UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2017, TransMontaigne Operating Company L.P., a Delaware limited partnership (“TOC”), a wholly owned subsidiary of TransMontaigne Partners L.P. (the “Partnership”), entered into that certain First Amendment to Third Amended and Restated Senior Secured Credit Facility (the “First Amendment”), which amends the Third Amended and Restated Senior Secured Credit Facility, dated as of March 13, 2017, by and among TOC, the financial institutions from time to time party thereto as lenders, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto (as amended, the “Credit Agreement”). The First Amendment to the Credit Agreement increases the commitments under the Credit Agreement from $600,000,000 (expandable to $850,000,000) to $850,000,000 (expandable to $1,100,000,000).

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 15, 2017, the Partnership and TOC completed the previously announced acquisition of the Martinez Terminal and Richmond Terminal (the “West Coast Terminals”) from Plains Products Terminals LLC (“Plains”), a wholly owned subsidiary of Plains All American Pipeline, L.P., pursuant to that certain Asset Purchase Agreement, dated as of November 2, 2017, by and between TOC and Plains (the “Acquisition”). The Partnership funded the purchase price for the Acquisition with borrowings under its revolving credit facility.

In connection with closing the Acquisition, TOC and Plains have entered into a transition services agreement, whereby Plains will provide certain accounting, information systems and human resources services to TOC and the Partnership, as needed, for up to six months following the closing of the Acquisition. In addition, pursuant to the transition services agreement, Plains will operate the West Coast Terminals until the Partnership receives all permits, licenses, authorizations and approvals necessary to operate the West Coast Terminals. Once the Plains operating period terminates, which will occur between January 15, 2018 and February 28, 2018 pursuant to the terms of the transition services agreement, the Partnership will commence operations of the West Coast Terminals.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On December 18, 2017, the Partnership issued a press release announcing the closing of the Acquisition.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit
10.1

First Amendment to Third Amended and Restated Senior Secured Credit Facility, dated as of December 14, 2017, by and among TransMontaigne Operating Company L.P., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

99.1	Press Release Regarding Closing the Acquisition

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: December 18, 2017	By:	/s/ Michael A. Hammell
Michael A. Hammell
Executive Vice President, General Counsel and Secretary